                                 Exhibit # 10.17

                        CLEC License approval Letter - CA

Decision 99-12-048     December 16,1999

BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA

Order Instituting Rulemaking on the                  Rulemaking 95-04-043
Commission's Own Motion into Competition for          (Filed April 26, 1995)
Local Exchange Service.
                                                     Investigation 95-04-044
Order Instituting Investigation on the                (Filed April 26, 1995)
Commission's Own Motion into Competition for        (Petition Nos. 154, 155, 156,
Local Exchange Service.                              157, 158, 159, 160, 161, 162
                                                      163, 164, 166, 167, 168)

                                  0 P I N I 0 N

        By this decision, we grant the petitions for certificates of public convenience and necessity (CPCN) as competitive local carriers (CLCs) to offer resold local exchange services within the territories of Pacific Bell (Pacific),
GTE California Incorporated (G TEC), Roseville Telephone Company (RTC.), and
Citizens Telephone Company (CTC), for those petitioners as set forth in Appendix
B of this decision, subject to the terms and conditions included herein. We also
t petitioners' request intrastate interLocal Access and Transport Areas
(interLATA) and intraLATA authority on a statewide basis as designated in
Appendix B. We defer granting full facilities-based local exchange authority at this time pending resolution of environmental issues as, discussed 'in Section
II below. In this order, we grant only limited facilities-based authority, restricted to the use of equipment located within previously existing structures.

1.      Background

        We initially established rules for entry of facilities-based CLCs in
Decision (D.) 95-07-054. Under those procedures, we processed a group of candidates that

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filed petitions for CPCNs by September 1, 1995, and granted 'authority effective
January 1, 1996, for qualifying CLCs to provide facilities-based competitive local exchange service in the territories of Pacific and GTEC. We authorized
CLCs seeking to provide resale-based services to beg-in operations on March 1,
1996. We further advised prospective entrants that any filings from non-qualifying CLCs, and any filing for CLC operating authority made after
September 1, 1995, would be treated as standard applications and processed in the normal course of the Commission's business.

        By D.96-12-020, effective January 1, 1997, we instituted quarterly processing cycles for granting CPCN authority for facilities-based CLCs in order to streamline the approval process for these particular carriers. Since we had been processing the environmental impact review required under the California
Environmental Quality Act (CEQA) on a consolidated basis for groups of qualifying facilities-based CLCs, we concluded in D.96-12-020 that it would be more efficient and consistent to process other aspects of the CLC filings on a consolidated basis, as well. Accordingly, we directed that any CLC filing on or after January 1, 1997, for facilities-based CPCN authority was to make its filing in the form of a petition to be docketed in Investigation (I.) 95-04-044 that would be processed quarterly on a consolidated basis. CLCs seeking only resale authority continued to file individual applications.

        On September 24, 1997, we adopted D.97--09-115 in which we extended the coverage of our adopted rules for local exchange competition to include the service territories of California's two mid-sized local exchange carriers
(MSLECs), RTC and CTC. In that decision, we also authorized candidates seeking
CLC CPCN authority within the NSLECs' territories to immediately begin making filings following the applicable entry rules previously adopted in D.95-07-054 and subsequent decisions. Specifically, requests for CLC CPCN

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authority for facilities-based service were to be filed in the form of a petition docketed in I.95-04-044. In D.98.01-055, we approved the first group of petitions for facilities-based CPCNs to offer local exchange service within the
MSLEC territories.

        In this decision, we approve limited CPCN authority as set forth below for those CLCs identified in Appendix B that filed petitions during the third quarter of 1999 and satisfied all applicable rules for certification as established in Rulemaking (R-) 95-04-043. The petitioners identified in Appendix
B will be authorized to begin offering service upon the approval of the
Telecommunications Division (TD) staff of filed tariffs and in compliance with the terms and conditions set forth in this order.

11.     CEQA Issues

        In accordance with CEQA provisions, the Commission must assess the potential environmental impact of a CLC's proposed operation in order to determine that adverse effects are avoided, alternatives are investigated, and environmental quality is restored or enhanced to the fullest extent possible. To achieve this objective, Rule 17.1 of the Rules of Practice and Procedure requires the proponent of any project subject to Commission approval to submit-
with the petition for approval of such project a Proponent's Environmental
Assessment (PEA). The PEA is used by the Commission to focus on any impacts of the project which may be of concern, and to prepare the Commission's Initial
Study to determine whether the project needs a Negative Declaration or an
Environ mental Impact Report.

        Through the second quarter of 1999, the Commission staffs practice was to prepare a negative declaration covering all CLC petitioners filing for facilities-based CPCN authority during the previous quarter. The most recent negative

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declaration prepared by the Commission staff for CLC petitioners covered
Petitions 141-153, which were filed during the second quarter of 1999. Based on its assessment of the facilities-based petitions and PEAs filed during the second quarter of 1999, the Commission staffs Negative Declaration and Initial
Study generally described the facilities-based petitioners' projects and their potential environmental effects.

        On July 30, 1999, the Negative Declaration and Initial Study covering
Petitions 141-153 were sent to various city and county planning agencies, as well as to public libraries throughout the state, for review and comment by
August 30,1999. The Commission staff prepared a public notice that announced the preparation of the draft negative declaration, the locations where it was available for review, and the deadline for written comments. The public notice was advertised in newspapers throughout the state- The draft Negative
Declaration was also submitted to the Governor's Office of Planning and
Research, where it was circulated to affected state agencies for review and comment.

        Comments on the Negative Declaration were filed by various agencies.'
The comments identified a number of issues regarding claimed deficiencies in the
Negative Declaration. The issues include questions concerning the adequacy of petitioners' project descriptions, the claimed "piecemeal" nature of the projects presented, and other related concerns. Based on a preliminary review of the claimed deficiencies identified in comments, we concluded in D.99-10-025

1. Comments were received from the following state agencies: department of justice, Parks and Recreation Resources Management Division, Business,
Transportation and Housing Agency, Department of Transportation; and the
Department of Fish and Game.

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that additional time would be required to adequately review, address, and resolve the various issues raised.

        Until these issues are resolved, the July 30, 1999 Negative Declaration cannot be finalized and the previously requested authorizations for full facilities-based CPCNs considered in D.99-10-025 cannot be approved.

        In D.99-10-025, we noted that various CLC petitioners did not anticipate undertaking any new construction at least for their initial start-up operations.
Instead, they intended to collocate their network equipment within the existing structure of the central offices of the ILECs, and to provide service by purchasing an ILEC's existing local loop as an unbundled network element (LINE)
under federal law. Because UNEs are considered "facilities" under federal law, a facilities-based CPCN is still necessary for a CLC to operate utilizing collocation UNEs. The CLCs argue that the deficiencies identified in the negative declaration should not prevent the Commission from granting such limited facilities-based authority at this time where no construction is involved.

        We concluded in D.99-10-025 that under the limited definition of facilities-based service utilizing equipment installed in previously existing structures, no material adverse environmental impacts would result since no external construction would be involved. Accordingly, for purposes of
D-99-10-025, we granted limited "facilities -based" authority in this restricted manner to each of the Petitioners 141-153. We shall grant a similar limited authority to the current group of petitioners identified in Appendix B.

        Under the limited authority granted herein, the CLC petitioners are prohibited from engaging in any construction of buildings, towers, conduits, poles, or trenches. For those carriers seeking authorization for more extensive facilities-based authority involving actual construction, such authorization shall be deferred pending resolution of further CEQA review. If a petitioner does not

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seek full facilities-based authority requiring a negative declaration in its current filing, that petitioner shall be required to file a new application at a later date when or if expanded facilities-based authority is sought.

        In the meantime, we will grant the third-quarter petitioners' requests for authority to provide interexchange services and local exchange services utilizing resale of other carriers' services and/or utilizing unbundled network elements and/or equipment installed solely on or within existing buildings and structures.

III.    Review of CPCN Petitions

        A. Overview

        The CLC petitions have been reviewed for compliance with the certification-and-entry rules (Certification Rules) adopted in Appendices A and
B of D.95-07-054 and subsequent decisions in R.95-04-043/1.95-04-044, Consistent with our goal of promoting a competitive market as rapidly as possible, we are granting authority to all of the CLCs that filed during the third quarter of
1999 and met the Certification Rules as set forth in prior decisions in this docket. The Certification Rules are intended to protect the public against unqualified or unscrupulous carriers, while also encouraging and easing the entry of CLC providers to promote the rapid growth of competition.

        Petitioners had to demonstrate that they possessed the requisite managerial qualifications, technical competence, and financial resources to provide facilities-based local exchange service. Petitioners were also required to submit proposed tariffs which conform to the consumer protection rules set forth

2 Subject to the restrictions deferring full facilities-based authority as set forth in Section 11.

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in Appendix B of D.95-07-054. The Commission TD shall notify each petitioner within 10 days of this order as to outstanding tariff deficiencies- All outstanding tariff deficiencies must be corrected before a petitioner may otherwise begin to offer service.

        As prescribed in Certification Rule 4.B.(I), prospective facilities-based
CLCs must also show that they possess a minimum of $100,000 in cash or cash equivalent resources. In order to demonstrate that they possess the requisite financial resources, petitioners submitted copies of recent financial statements because the financial statements contain commercially sensitive information, the petitioners filed motions for limited protective orders pursuant to General Order 66-C. we grant those motions as prescribed in our order below.

        Based upon our review, except for the unresolved CEQA issues noted
above, we conclude that each of the petitioners identified in Appendix B has satisfactorily complied with our certification requirements, subject to correcting any tariff deficiencies to be identified by TD staff, and satisfying the additional conditions set forth in the ordering paragraphs below.
Accordingly, we grant these petitioners authority to offer local exchange service utilizing resale of other carriers' services or unbundled network elements and equipment located solely within existing structures within the territories of Pacific and GTEC and, where requested, within the CTC and RTC territories. We also grant the statewide inter- and intraLATA authority as requested. With respect to full facilities-based local authority, petitioners'
requests shall be defer-red pending resolution or' outstanding CEQA issues.

        Pursuant to D.97-09-115, CLC resale authority within the RTC and CTC territories was authorized to become effective on or after April 1, 1998. As we stated in D-97-09-115 until the time that tariffed wholesale discount rates are adopted for RTC and CTC, individual CLCs certificated to resell local service

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within the CTC/RTC territories may enter into negotiations with each of the
MSLECs to seek agreement on an interim wholesale discount rate. Disputes over the terms of resale arrangements may be submitted to the Commission for arbitration pursuant to the provisions of Section 252(b)(1) of the
Telecommunication Act of 1996 and Commission Resolution ALJ-174.

        B. Sempra Communications (Sempra)

        A response was filed on November 18, 1999, by the Office of Ratepayer
Advocates (ORA) to the petition of Sempra. (3) OR A raises various questions about the petition.

        Sempra's petition is the second of its type in California, bearing significant similarities to Petition 117 filed by Southern California Edison
Company (SCE or Edison) in August 1998. Although Edison is a regulated energy company and Sempra is not, Sempra's planned utilization of the facilities owned by its regulated affiliates, Southern California Gas Company (SoCalGas) and San
Diego Gas & Electric Company (SDG&E), raises issues of affiliate transactions and the potential for cross-subsidies that were present in the Edison petition, but which are not typically raised by similar petitions filed by entities unaffiliated with regulated energy companies. ORA prefers Sempra's petition to
SCE's insofar as Sempra has chosen to create a separate affiliate to enter the telecommunications market. Moreover, because Sempra's business plan is still being developed, other types of issues are raised. ORA -has recently begun

3 Sempra's petition was filed in the Commission's San Diego office on
September 29, 1999, but the filing fee was not received in the
Commission's San Francisco Docket Office until October 1, 1999. In any event, Sempra's petition is being included for consideration with all other third-quarter petitions

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discovery with Sempra. Although Sempra so fax has been cooperative, ORA nonetheless foresees the need for further discovery.

        Sempra's petition does not provide any details about the particular facilities, currently owned by SoCalGas and SDG&E, which Sempra may use for its telecommunications services. Nor does the petition address the manner in which it will use them. There is no mention of whether assets will be transferred to
Sempra or whether assets will be leased by Sempra. Sempra does not describe plans for filing applications pursuant to Section 851 of the Public Utilities
Code to request authority to transfer or encumber regulated assets. Sempra's plans need to be described in more specific terms before the Commission grants the CPCN. Specifically, the plans for its Section 851 application and a description of assets to be used need to be detailed. The blending of energy and telecommunications services that potentially would be provided in part by assets owned by regulated monopolies within the holding company elevates the importance of Sempra's facilities-based entry. Such entry may or may not be accomplished through utilization of fiber or other facilities owned by SoCalGas and SDG&E.
The petition does not indicate which specific facilities, rights of ways, or other assets of its regulated affiliates Sempra intends to use. Rather, it simply indicates that it plans to provide its telecommunications services
"through a combination of its own facilities and facilities to be leased or obtained from a variety of existing carries and other entities." (See Petition,
p. 3.)

        ORA does not oppose Sempra's petition but files its comments to highlight key issues which the Commission should evaluate prior to granting 'the
CPCN. Sempra has the opportunity to provide additional support for its application. ORA believes the most important question is how to apply the telecommunications affiliate transaction rules to Sempra.

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        Sempra filed a reply to ORA's response on November 29,1999. Sempra echoes ORA's call for prompt consideration of its petition, and agrees that a prehearing conference, scheduled at the Commission's earliest convenience, is appropriate for establishing relevant issues. -Sempra also agrees with ORA that hearings should not be necessary.

        We agree that the questions identified by ORA should be resolved before any facilities-based authority is granted to Sempra. We shall limit the granted authority to resale at this time and defer the remainder of the petition to a subsequent decision.

III. Section 311 (g)(2) - Uncontested/decision grants relief requested

        This is an uncontested matter in which the decision grants the relief requested. Accordingly, pursuant to Pub- Util. Code ss.311(g)(2) the otherwise applicable 30-day period for public review and comment is being waived.

Findings of Fact

        1. Fourteen petitioners filed requests in the third quarter of 1999 seeking a CPCN, to provide competitive local exchange services in the territories of various California incumbent local exchange carriers as identified in Appendix B.

        2. ORA filed a response to the petition of Sempra raising various issues concerning Sempra's planned utilization of facilities owned by its regulated energy utility affiliates

        3. In response to the Negative Declaration sent for public comment on July
30, 1999, covering Petitions 141-153, various public agencies filed comments challenging the Negative Declaration.

        4. In D.99-10-025, the Commission found that further inquiry was required to resolve the CEQA issues raised by the filed comments of public agencies

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before full facilities-based authority could be considered for pending CLC petitions.

        5. Prior Commission decisions authorized com petition in providing local exchange telecommunications service within the service territories of Pacific,
GTEC, RTC, and CTC for carriers meeting specified criteria.

        6. The petitioners listed in Appendix B have demonstrated that each of them has a minimum of $100,000 in cash or cash equivalent reasonably liquid and readily available to meet its start-up expenses.

        7. Petitioners' technical experience is demonstrated by supporting documentation which provides summary biographies of key management personnel

        8. By D.97-06-107, petitioners or applicants for CLC authority are exempt from Rule 18~b).

        9. Exemption from the provisions of Pub. Util. Codess.ss.816-830 has been granted to other nondonminant carriers- (See, e.g., D-86-10-007 and D.88-12-076.)

        10. The transfer or encumbrance of property of nondominant carriers has been exempted from the requirements of Pub. Util. Codes 851 whenever such transfer or encumbrance serves to secure debt(See D.85-11-044.)

        11. The provision of local exchange telecommunications service by resale or by the utilization of existing unbundled loops and electronic equipment located within or on existing buildings and structures would not have a significant effect on the environment.

Conclusions of Law

        1. Each of the petitioners listed in Appendix B has the financial ability to provide the proposed services, and has made a reasonable showing of technical expertise in telecommunications.

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        2. Public convenience and necessity require the competitive local exchange services to be offered by petitioners subject to the terms, conditions, and restrictions set forth below.

        3. Petitioners must each submit a complete draft of their initial tariff that complies with the requirements established by the Commission that corrects any deficiencies identified by the TD and including prohibitions on unreasonable deposit requirements.

        4. Each petitioner is subject to:

a.      The current 0.5097'0 surcharge applicable to all intrastate services except for those excluded by D.94-09-065, as modified by D-95-02-050, to fund the
        Universal Lifeline Telephone Service (Pub. Util. Codess. 879; Resolution
        T-16366, December 2,1999);

b.      The current 0.192% surcharge applicable to all intrastate services Except for those excluded by D.94-09-065, as modified by D.95-02-050, to fund the
        California Relay Service and Communications Devices Fund (Pub. Util- Code
        ss. 2881; Resolution T-16234; D.98-12-073, December 17, 1998);

c.      The user fee provided in Pub. Util. Codess.ss.431-435, which is 0.11% of gross intrastate revenue for the 1999-2000 fiscal year (Resolution M-4796);

d.      The current surcharge applicable to all intrastate services except for those excluded by D.94-09-065, as modified by D.95-02-050, to fund the
        California High Cost Fund-A (Pub. Util. Codess.1739.30; D.96-10-066, pp.
        3-4, Aspp. B, Rule I.C; Resolution T-16242 at 0.0% for 1999, December
        3,1998);

e.      The current 2.4% surcharge applicable to all intrastate services except for those excluded by D.94-09-065, as modified by D.95-02-050, to fund the
        California High Cost Fund-B, Resolution T-16365, December 2, 1999); and,

f.      The current 0.05% surcharge applicable to all intrastate services except for those excluded by D-94-09-065, as modified by D.95-02-050, to fund

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the California Teleconnect Fund (D.96-1.0-066, p. 88, App. B, Rule S.G,
Resolution T-16165; August 1, 1998).

        5. In the case of Sempra, its grant of authority should be limited to resale only at this time pending further inquiry into issues raised in ORA's comments concerning facilities-based authority.

        6. Petitioners should be exempted from Rule 18(b).

        7. Petitioners should be exempted from Pub. Util. Code 816-830.

        8. Petitioners should be exempted from Pub. Util. Code 851 when the transfer or encumbrance serves to Secure debt.

        9. A Negative Declaration covering Full facilities-based authority for the petitioners in Appendix B cannot be finalized at this time due to outstanding challenges previously made by public agencies which remain to be resolved

        10. Any petitioner seeking full facilities-based authority must agree to, and is required to, carry out any specific mitigation measures adopted in any subsequent environmental review of petitioner's project conducted in compliance with CEQA.

        11. The Petitioners should be granted CPCNs for interexchange set-vice and for local exchange service utilizing resale oil other carriers' service or unbundled network elements a-rid equipment installed within existing structures as identified in Appendix B subject to the terms, conditions and restrictions set forth in the order below. Petitioners' request for full facilities-based authority should be deferred pending resolution of outstanding environmental issues identified in connection with the alleged deficiencies in the previous Negative Declaration issued on July 30, 1999.

        12. Any CLC which does not comply with our rules for local exchange competition adopted in R.95-04-043 shall be Subject to sanctions including, but not limited to, revocation of its CLC certificate

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                                    0 R D E R

                IT IS ORDERED that.

        1. A certificate of public convenience and necessity (CPCN), shall be granted to each of the petitioners listed -in Appendix B (petitioners) to provide competitive local exchange telecommunications services utilizing resale of other carriers' services or unbundled network elements and equipment installed solely within or on existing buildings and structures within the service territories as noted in Appendix B and, as a statewide nondominant interexchange carrier (NDIEC), as noted in Appendix B, contingent on compliance with the terms identified in this order. Authorization for full facilities-based authority involving construction work will require the filing a new application in conformance with California Environmental Quality Act (CEQA) requirements pursuant to comments on the Negative Declaration.

        2. Each petitioner shall file a written acceptance of the certificate granted in this proceeding prior to commencing service.

        3. The commission's Division (TD) shall notify Petitioners of any outstanding tariff deficiencies within 10 days of this Order.

        4. a. The petitioners are authorized to file with this Commission tariff Schedules (-incorporating corrections of TD staff) for the provision of competitive local exchange, intraLATA (Local Access--, Transport Area) toll, and intrastate interLATA services, as applicable. The petitioners may not offer these services until tariffs are on file, and until any applicable deficiencies as identified by the commission's TD Division have been corrected. Petitioners'
initial filing shall be made in accordance with General Order (GO) 96-A excluding Sections IV, V,

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and VI, and shall be effective not less than one day after approval by the
Telecommunications Division.

        b. The petitioners -are competitive local carriers (CLCs). The effectiveness of each of their future tariffs is subject to the schedules set forth in Decision Q.) 95-07-054, Appendix A, 4E:

        A.      "E. CLCs shall be subject to the following tariff and
                contract-filing revision and service-pricing standards:

                "(1) Uniform rate reductions for existing tariff services shall become effective on five (5) working days' notice to the Commission. Customer notification is not required for rate decreases.

                "(2) Uniform major rate increases for existing tariff services shall become effective on thirty (30) days' notice to the Commission and shall require bill inserts or a message on the bill itself, or first class mail notice to customers at least 30 days in advance of the pending rate-increase.

                "(3) Uniform minor rate increases, as defined in D-95-07-054, shall become effective on not less than five (5) working days' notice to the Commission.
                Customer notification is not required for such minor rate increases.

                "(4) Advice, letter filing for new services and for all other types of tariff revisions, except changes in text not affecting rates or relocations of text in the tariff schedules, shall become effective on forty (40) days' notice to the
                Commission

                "(5) Advice letter filings revising the text or location of material which do not result in an increase in any rate or charge shall become effective on not less than five (5) days' notice to the Commission.

                "(6) Contracts shall be subject to GO 106-A rules for NDIECs, except interconnection contracts.

                "(7) CLCs shall file tariffs in- accordance with Public Utilities (Pub. Util.)
                Code Section 876.

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        5. The petitioners may deviate from the following provisions of GO 96-A:

(a) Paragraph ll.C.(1)(b), which requires Consecutive sheet numbering and prohibits the reuse of sheet numbers, and (b) paragraph II.C.(4), which requires that a "separate a sheet or series of sheets, should be used for each rule."
Tariff filings in incorporate these deviations shall be subject to the approval of the Commission's Telecommunications Division. Tariff filings shall reflect all fees and surcharges to which petitioners are subject, as described in
Conclusion of Law 3. Petitioners are also exempt from GO 96-A section III.G.(1)
and (2), which require service of advice letters on competing and adjacent utilities, unless such utilities have specifically requested such service.

        6. Each petitioner shall file as part of its initial tariffs, after the effective date of this order a-rid consistent with Ordering Paragraph I a service area map.

        7. Prior to initiating service, each Petitioner shall provide the
Commission's Consumer Services Division with the petitioner's designated contact persons for purposes of resolving consumer complaints and the corresponding telephone numbers. This information shall be updated if the name or telephone numbers change or at least annually.

        8. Where applicable, each petitioner shall notify this Commission in writing of the date local exchange service is first rendered to the public within five days service begins. The same procedure shall be followed for the authorized intraLATA and interLATA services, where applicable.

        9. Each petitioner shall keep it's books and records in accordance with generally accepted accounting principles.

        10. Petitioners, shall each file an annual report, in compliance with
GO 104-A on a calendar-year basis using the information-request form developed by the Commission Staff and contained in Appendix A.

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        11. Petitioners shall ensure that its employees comply with the provisions of Pub. Util. Code ~281219.5 regarding solicitation of customers.

        12. The certificate granted and the authority- to render service under the rates charges, and rules authorized will expire if not exercised within 12 months after the effective date of this order.

        13. The corporate identification number assigned to each Petitioner as set forth in Append; 3, shall be include"' in the caption of all original filings with this Commission, and in the titles of other pleadings filed in existing cases.

        14. Within 60 days of the effective date of this order, each Petitioner shall comply with Pub. Util. Codess.708, Employee Identification Cards, reflecting its authority, and notify the Director of the Telecommunication
Division in writing of its compliance.

        15. Each petitioner is exempted from the provisions of Pub. Util.
Codess.ss.816-830.

        16. Each petitioner is exempted from Pub. Until. Codess.851 for the transfer or encumbrance of property, whenever such transfer or encumbrance serves to secure debt.

        17. If any petitioner is 90 days or more late in filing an annual report or in remitting the fees listed in Conclusion of Law 4, the
Telecommunications Division shall Prepare for Commission consideration a resolution that revokes that petitioner's CPCN, unless that petitioner has received written permission from the telecommunication a Division file or remit late.

        18. It can be seen with certainty that no material adverse environmental impacts will result from the limited CPCN authority granted under this order.

        19. Any additional environmental review found necessary under the for approval of hill facilities-based CPCN authority for any of the petitioners in
Appendix B shall be finalized and resolved by subsequent order.

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        20. Petitioners shall comply with the consumer protection rules set forth in Appendix B of D.9-5-07-054.

        21. Petitioners snail comply with the commission's rules for local exchange competition in California that are set forth in Appendix C of
D.95-12-056, including the requirement that CLCs shall place customer deposits in protected, segregated, Interest-bearing escrow account subject to Commission oversight.

        22. Petitioners shall comply with the customer notification and education rules adopted in D.96-04-049 regarding the passage of calling party number.

        23. Petitioners' respective motions for a limited protective order keeping designated documents containing financial and other operating information confidential are granted. Such documents will remain under seal for two years from today unless a petitioner makes a timely request for extension of confidential treatment of its documents by filing a separate motion with good cause shown.

        24. The petitions listed in Appendix 6 are granted only as set forth above.

            This order is effective today.

            Dated December 16, 1999, in Sap, Francisco, California.

                                     RICHARD A. BILAS
                                            President
                                     HENRY A DUQUE
                                     JOSIAH L. NEEPER
                                     JOEL Z. HYATT
                                     CARL W. WOOD
                                        Commissioners

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                                   APPENDIX A
                                   Page 1 of 2

TO:     ALL COMPETITIVE LOCAL CARRIERS AND INTEREXHCHANGE TELEPHONE UTILITIES

Article 5 of the Public Utilities Code grants authority to the California Public
Utilities Commission to require all public u doing business in California to file reports as specified by the Commission on the utilities' California operations.

A specific annual report form has not yet been prescribed for the California interexchange telephone utilities. However, you are hereby directed to submit an original and two copies of the information requested in Attachment A no later than March 31st of the year following the calendar year for which the annual report is submitted.

Address your report to:

        California Public Utilities Commission
        Auditing and Compliance Branch, Room 3251
        503 Van Ness Avenue
        San Francisco, CA 94102-3298

Failure to file this information on time may result in a penalty as provided for in 2107 and 2108 of the Public Utilities Code.

If you have any question concerning this matter, please call (415) 703-1961

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                                   APPENDIX A
                                   Page 2 of 2

Information Requested of California Competitive Local Carriers and Interexchange
Telephone Utilities.

To be filed with the California Public Utilities Commission 505 Van Ness Avenue,
Room 32-51, San Francisco, CA 94102-3298, no later than March 31st of the year following the calendar year for which the annual report is submitted.

        1.      Exact legal name and U # of reporting utility

        2.      Address.

        3.      Name, title, address, and telephone number of the person to be contacted concerning the reported information.

        4.      Name and title of the office having custody of the general books of account and the address of the office where such books
                are kept.

        5.      Type of organization (e.g., corporation, partnership, sole proprietorship, etc.)

                If incorporated, specify:

                a. Date of filing articles of incorporation with the Secretary of
                   State.

                b. State in which incorporated.

        6.      Commission decision number granting operating authority and- the date of that decision.

        7.      Date operations were begun.

        8.      Description of other business activities in which the utility is engaged.

        9.      A list of all affiliated companies and their relationship to the utility.
                State if affiliate is a:

                a. Regulated public utility.

                b. Publicly held corporation.

        10.     Balance sheet as of December 31st of the year for which
                information is submitted

        11.     Income statement for California operations for the calendar year for which information is submitted.

                              (END OF APPENDIX A)

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                                   APPENDIX B
                   USING OF PETITIONERS GRANTED CPCN AUTHORITY

                                                                Requested Authority
                                                                     Granted
                                                                                Statewide
                                                           Local Exchange       Inter/Intra.
Name of Petitioner                     Petition  Utility   Facilities-based     LATA
                                       No.       U-No.     Resale (1)
1. ACCESS 21 CORPORATION              154       U-6226-C    X           X          X
2. Local Gateway Exchange (2)          155       U-6192-C    X
3. GDN Communications Inc.             156       U-6274-C    X           X          X
4. Prism California Operations, LLC    157       U-6244-C    X           X          X
5. Avista Communications of            158       U-6275-C    X           X          X
   California
6. Adelphia Business Solutions         159       U-6248-C    X           X          X
   Operations
7. Sentre Communications, LLC          160       U-6260-C    X           X          X
8. DPI-TELECONNECT, L.L.C.             161       U-6276-C    X           X          X
9. UNITED CALLING NETWORK              162       U-6277-C    X           X          X
   INC.
10.Premiere Network Services, Inc.     163       U-6278-C    X           X          X
11.Competitive Conununications,        164       U-6279-C-   X           X          X
   Inc.
12.US Optics, Inc.                     166       U-6280-C    X           X          X
13.Tycho Networks, Inc.                167       U-6281-C    X           X          X
14.Sempra Communications (3)           168       U-6282-C                X          X

(1) Local exchange authority granted herein is limited to local exchange resale service and local exchange service utilizing unbundled network elements and equipment located solely within existing structures. Unless otherwise indicated, the authorized local exchange service territory of each CLC petitioner is limited to the ILEC service territories of Pacific, GTEC, RTC, and CTC. Any CLC seeking an expanded facilities-based authority involving construction must file a new application and comply with CEQA.

(2) Local Gateway was granted resale and Inter/intraLATA authority in D.99-07-036.

(3) Alt facilities-based authority for Sempra is being deferred at this time, as discussed in II.B. of the decision.

                               (END OF APPENDIX B)

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